Exhibit 99

The ServiceMaster Company

Unaudited Pro Forma Financial Information

Effective as of April 30, 2011, The ServiceMaster Company (the “Company”) and its wholly owned subsidiary, TruGreen Companies L.L.C., consummated the previously announced disposition of the TruGreen LandCare business (“LandCare”) to LandCare Holdings, Inc. (as assignee of Commercial Finance Services 110-A, LLC, the “Buyer”), an affiliate of Aurora Capital Group, pursuant to the terms of a Purchase Agreement, dated as of April 21, 2011 (the “Purchase Agreement”).  The cash proceeds of the sale were $29.2 million, after giving effect to certain adjustments as of the closing date as set forth in the Purchase Agreement.  The proceeds are subject to certain post-closing adjustments, including adjustments based on working capital balances as of the closing of the sale, as set forth in the Purchase Agreement.  LandCare provides landscape maintenance services in the United States, primarily to commercial customers, and pursuant to the terms of the Purchase Agreement, the Buyer acquired the equity ownership interest in LandCare, which resulted in a transfer of substantially all of the assets of LandCare as part of the transaction.

The unaudited pro forma consolidated statements of operations for the fiscal years ended December 31, 2010, 2009 and 2008, respectively, and the unaudited pro forma consolidated statement of financial position as of December 31, 2010, give effect to the disposition of LandCare and have been derived from the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 that has been filed with the Securities and Exchange Commission (“SEC”). The unaudited pro forma consolidated financial statements are based upon available information and assumptions that the Company believes are reasonable.

The unaudited pro forma consolidated financial statements have been provided for informational purposes only and do not purport to project the future financial position or operating results of the Company.  In accordance with pro forma rules, the pro forma unaudited consolidated statements of operations have been prepared as if the sale of LandCare occurred prior to January 1, 2008 and the pro forma unaudited consolidated statements of financial position have been prepared as if the sale of LandCare occurred on December 31, 2010.  The unaudited pro forma consolidated financial statements, including the notes thereto, should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 that has been filed with the SEC.

THE SERVICEMASTER COMPANY

Unaudited Pro Forma Consolidated Statements of Operations

(In thousands)

	Year Ended December 31, 2010
	As Reported	Adjustments for LandCare(A)	Pro Forma
Operating Revenue	$3,365,902	$238,508	$3,127,394

Operating Costs and Expenses:
Cost of services rendered and products sold	1,991,132	213,828	1,777,304
Selling and administrative expenses	918,655	22,705	895,950
Amortization expense	139,115	3,115	136,000
Goodwill and trade name impairment	46,884	46,884	—
Restructuring and Merger related charges	12,226	778	11,448
Total operating costs and expenses	3,108,012	287,310	2,820,702

Operating Income (Loss)	257,890	(48,802)	306,692

Non-operating Expense (Income):
Interest expense	286,979	46	286,933
Interest and net investment income	(9,358)	—	(9,358)
Other expense	733	—	733

(Loss) Income from Continuing Operations before Income Taxes	(20,464)	(48,848)	28,384
(Benefit) provision for income taxes	(6,433)	(17,378)	10,945
(Loss) Income from Continuing Operations	$(14,031)	$(31,470)	$17,439

Note A: Represents results of operations of LandCare. Tax effects were calculated with reference to the statutory rate in effect during the period and also include the impact of adjustments to valuation allowances for deferred tax assets related to LandCare.

THE SERVICEMASTER COMPANY

Unaudited Pro Forma Consolidated Statements of Operations

(In thousands)

	Year Ended December 31, 2009
	As Reported	Adjustments for LandCare(A)	Pro Forma
Operating Revenue	$3,240,079	$262,194	$2,977,885

Operating Costs and Expenses:
Cost of services rendered and products sold	1,913,329	222,078	1,691,251
Selling and administrative expenses	852,831	22,084	830,747
Amortization expense	161,886	3,115	158,771
Goodwill and trade name impairment	28,000	1,400	26,600
Restructuring and Merger related charges	26,876	194	26,682
Total operating costs and expenses	2,982,922	248,871	2,734,051

Operating Income	257,157	13,323	243,834

Non-operating Expense (Income):
Interest expense	299,377	44	299,333
Interest and net investment income	(7,079)	—	(7,079)
Gain on extinguishment of debt	(46,106)	—	(46,106)
Other expense	748	—	748

Income (Loss) from Continuing Operations before Income Taxes	10,217	13,279	(3,062)
(Benefit) provision for income taxes	(4,390)	4,814	(9,204)
Income from Continuing Operations	$14,607	$8,465	$6,142

Note A:  Represents results of operations of LandCare. Tax effects were calculated with reference to the statutory rate in effect during the period and also include the impact of adjustments to valuation allowances for deferred tax assets related to LandCare.

THE SERVICEMASTER COMPANY

Unaudited Pro Forma Consolidated Statements of Operations

(In thousands)

	Year Ended December 31, 2008
	As Reported	Adjustments for LandCare(A)	Pro Forma
Operating Revenue	$3,311,432	$316,306	$2,995,126

Operating Costs and Expenses:
Cost of services rendered and products sold	2,024,196	269,333	1,754,863
Selling and administrative expenses	843,253	31,919	811,334
Amortization expense	173,626	3,117	170,509
Goodwill and trade name impairment	60,100	1,400	58,700
Restructuring and Merger related charges	12,495	337	12,158
Total operating costs and expenses	3,113,670	306,106	2,807,564

Operating Income	197,762	10,200	187,562

Non-operating Expense:
Interest expense	347,231	139	347,092
Interest and net investment loss	10,052	—	10,052
Other expense	652	—	652

(Loss) Income from Continuing Operations before Income Taxes	(160,173)	10,061	(170,234)
(Benefit) provision for income taxes	(38,300)	12,453	(50,753)
Loss from Continuing Operations	$(121,873)	$(2,392)	$(119,481)

Note A:  Represents results of operations of LandCare. Tax effects were calculated with reference to the statutory rate in effect during the period and also include the impact of adjustments to valuation allowances for deferred tax assets related to LandCare.

THE SERVICEMASTER COMPANY

Unaudited Pro Forma Consolidated Statement of Financial Position

(In thousands, except share data)

	As of December 31, 2010
		Adjustments
	As Reported	for LandCare (A)	Pro Forma

Assets:
Current Assets:
Cash and cash equivalents	$250,596	$31,257	$281,853
Marketable securities	30,406	—	30,406
Receivables, net	379,827	(26,233)	353,594
Inventories	75,767	(21,035)	54,732
Prepaid expenses and other assets	42,464	(1,600)	40,864
Deferred customer acquisition costs	34,377	—	34,377
Deferred taxes	14,270	(2,712)	11,558
Assets of discontinued operations	26	264	290

Total Current Assets	827,733	(20,059)	807,674

Property and Equipment:
At cost	486,211	(46,162)	440,049
Less: accumulated depreciation	(196,815)	23,664	(173,151)

Net Property and Equipment	289,396	(22,498)	266,898

Other Assets:
Goodwill	3,125,293	—	3,125,293
Intangible assets, primarily trade names, service marks and trademarks, net	2,663,411	(9,900)	2,653,511
Notes receivable	22,550	—	22,550
Long-term marketable securities	110,177	—	110,177
Other assets	7,164	—	7,164
Debt issuance costs	52,366	—	52,366
Total Assets	$7,098,090	$(52,457)	$7,045,633

Liabilities and Shareholder’s Equity:
Current Liabilities:
Accounts payable	$79,982	$(7,337)	$72,645
Accrued liabilities:
Payroll and related expenses	89,942	(4,295)	85,647
Self-insured claims and related expenses	81,623	(345)	81,278
Other	156,086	(1,152)	154,934
Deferred revenue	449,839	(192)	449,647
Liabilities of discontinued operations	804	492	1,296
Current portion of long-term debt	49,412	—	49,412

Total Current Liabilities	907,688	(12,829)	894,859

Long-Term Debt	3,899,075	—	3,899,075
Other Long-Term Liabilities:
Deferred taxes	935,813	(19,329)	916,484
Liabilities of discontinued operations	2,896	132	3,028
Other long-term obligations, primarily self-insured claims	165,091	(1,110)	163,981

Total Other Long-Term Liabilities	1,103,800	(20,307)	1,083,493

Commitments and Contingencies
Shareholder’s Equity:
Common stock $0.01 par value, authorized 1,000 shares; issued 1,000 shares	—	—	—
Additional paid-in capital	1,455,881	—	1,455,881
Retained deficit	(250,983)	(19,321)	(270,304)
Accumulated other comprehensive loss	(17,371)	—	(17,371)

Total Shareholder’s Equity	1,187,527	(19,321)	1,168,206

Total Liabilities and Shareholder’s Equity	$7,098,090	$(52,457)	$7,045,633

See accompanying note to unaudited pro forma consolidated statement of financial position.

THE SERVICEMASTER COMPANY

Note to the December 31, 2010 Unaudited Pro Forma Consolidated Statement of Financial Position

(In thousands)

Note A                                   Reflects the proceeds from the sale of LandCare, an estimate of the taxes on the sale of LandCare, the elimination of the assets and liabilities of LandCare and the adjustments to record the sale of LandCare as if the sale occurred on December 31, 2010.

Cash and cash equivalents - proceeds from sale of LandCare	$29,155
Receivables, net - proceeds from sale of LandCare	1,500
Accrued liabilities: Other - professional fees	(2,175)
Deferred taxes - taxes on the sale of LandCare	17,290
Net assets and liabilities of LandCare sold	(65,091)

Retained deficit - after tax loss on sale of LandCare	$(19,321)